EXHIBIT 23.5


           CONSENT OF PRICEWATERHOUSECOOPERS, INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ECI Telecom Ltd. Employee Share Incentive Plan 2002 of our report dated January 28, 2002, with repsect to the financial statements and schedule of ECI Telecom Ltd. included in ECI Telecom Ltd.'s annual report on Form 20-F for the year ended December 31, 2001, filed with the Securities and Exchange Commission on June 28, 2002.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Certified Public Accountants
Hong Kong, 28th February 2003